EXHIBIT 23.1

Ehrhardt Keefe Steiner & Hottman P.C.
7979 E. Tufts Ave., Suite 400
Denver, Colorado 80237-2843

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Rentech, Inc.

Denver, Colorado

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Rentech, Inc. pertaining to the Rentech, Inc. 2006 Incentive Award Plan of our report dated December 5, 2005 relating to the consolidated financial statements of Rentech, Inc. appearing in the Annual Report on Form 10-K of Rentech, Inc. for the year ended September 30, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
April 24, 2006